Exhibit 99.1

SKYX Files for a Mandatory Safety Standardization with the National Electrical Code (NEC) for Its Outlet Receptacle for Ceilings in Homes and Buildings

As Part of Its Application the Company Has Provided Significant Data Related to Hazardous Incidents with Electrical Wire Installations. SKYX’s Ceiling Outlet Receptacle Platform Enables a Safer, Fast, and Robust Plug and Play Installation of Light Fixtures, Ceiling Fans and Smart Home Products to Ceilings

The Last Significant NEC Mandatory Standardization Approval for Homes and Buildings Was for the GFCI (GFI) Electrical Wall Safety Outlet for Bathrooms and Kitchens

Miami, FL / ACCESSWIRE / September 11, 2023 – SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a “Sky Technologies”), a highly disruptive smart platform technology company with 72 issued and pending patents in the U.S and globally and over 60 websites for lighting and home décor with a mission to make homes and buildings become safe and smart as the new standard, announced today that it has filed an application for a mandatory safety standardization with the National Electrical Code (NEC) for its ceiling outlet receptacle platform for homes and buildings.

In a market of hundreds of millions of installations, a mandatory standardization of SKYX’s ceiling outlet platform, should it occur, would enable a robust, safer plug and play ceiling installation of light fixtures and ceiling fans without a need to touch electrical hazardous wires and would significantly reduce fires, ladder falls, electrocutions, injuries, and deaths due to hazardous electrical wire installations.

SKYX’s code team is led by Mark Earley, former head of the National Electrical Code (NEC), and Eric Jacobson, former President and CEO of the American Lighting Association (ALA). As part of the mandatory application, SKYX’s code team has submitted significant supporting data regarding hazardous incidents that occur due to electrical wire installations. The data includes fires, ladder falls, electrocutions, injuries, and deaths caused due to hazardous wire installations.

After years of rigorous standardization progress, SKYX’s management and code team strongly believe that it has met the necessary safety conditions and has significant hazardous data support for a compelling case for its ceiling outlet receptacle to become a mandatory safety standardization for ceilings in homes and buildings.

In the past several years the Company’s product was already voted into 10 segments in the NEC and since 2022 it has succeeded in achieving major additional necessary milestones for mandatory standardization, including voting approvals by U.S. standardization organizations ANSI / NEMA (American National Standardization Institute / National Electrical Manufacturing Association), as well as a vote approval by the NEC for the generic name WSCR (Weight Support Ceiling Receptacle) for its ceiling outlet receptacle.

The last significant NEC mandatory standardization approval for homes and buildings was for the GFCI (GFI) electrical wall safety outlet for Bathrooms and Kitchens to reduce and prevent electrocutions.

The Company’s application included data regarding hazardous incidents from U.S. governmental agencies such as the U.S. Census Bureau, NFPA, OSHA, NIOSH, CPSC, and CDC.

An NFPA Report No. USS117 published in February 2022, “Home Fires Caused by Electrical Distribution and Lighting Equipment” provides evidence that not enough emphasis is placed on incorrect installation of lighting. The report noted that fires involving electrical distribution and lighting equipment caused an estimated average of 430 deaths per year in 2015–2019. Specifically, wiring, and related equipment accounted for 68% of these fires, 60% of the property damage and 42% of the civilian deaths and 53% of injuries.

SKYX’s lead code team member Mark Earley, former head of the National Electrical Code (NEC) and former Chief Electrical Engineer of NFPA, said: “I truly believe that we have made a compelling case for a mandatory requirement for plug-and-play installations using the safe and robust weight supporting ceiling receptacle. We have gathered a significant amount of data on incidents involving lighting fixtures and ceiling fans using the existing wiring methods. This data includes a substantial number of hazardous incidents that include deaths and or injuries from fires related to wiring, falls from ladders, fixtures or fans that fell on individuals, including young children among other incidents. Many of these accidents could have been prevented using this safe and robust plug-and-play installation method. It is about time that the existing wiring installation method be replaced by a safe, robust method that reflects today’s advanced but litigious world”.

SKYX’s lead code team member Eric Jacobson, former President and CEO of the American Lighting Association (ALA), said: “I am highly confident that our application to the NEC has all the necessary safety data aspects and information to support our case for a mandatory safety standardization approval. As part of our application, we intend to share our product for all manufacturers to benefit. As a world leading country, it is about time that we make our consumers, electricians, handymen, and business owners safer and more advanced by moving away from the old hazardous wiring installation method to a safer, and fast plug and play installation method.”

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard. SKYX Platforms Corp. (NASDAQ: SKYX) has a series of highly disruptive advanced-safe-smart platform technologies, with over 72 U.S. and global patents and patent pending applications as well as over 60 lighting and home décor websites. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://skyplug.com/ or follow us on LinkedIn.

Forward-looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “case,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those expressed or implied by the forward-looking statements.

Such forward-looking statements include any statements regarding any of the Company’s products becoming a new standard. The filing of the Company’s application for a mandatory safety standardization with the National Electrical Code (NEC) does not guarantee approval within any specific timeframe or at all. The NEC’s approval of the Company’s generic names for its weight-bearing safe plug & play outlet/receptacle for ceilings as WSCR (Weight-Supporting Ceiling Receptacle) for its universal ceiling outlet and WSAF (Weight-Supporting Attachment Fitting) for its ceiling plug, or the American National Standards Institute’s (ANSI) and the National Electrical Manufacturers Association’s (NEMA) vote for the standardization of the Company’s weight-bearing plug and outlet/receptacle for ceilings do not guarantee approval by the National Fire Protection Association’s (NFPA) Committee on the National Electrical Code (which consists of multiple code-making panels and a technical correlating committee and develops the National Electrical Code (NEC)) or any other trade or regulatory organization and do not guarantee that any of the Company’s products will become NEC-code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all. There can be no assurance that any of the Company’s current or future products or technologies will gain market acceptance or that they will be adopted by any state, country, or municipality, within any specific timeframe or at all.

Our estimates of the addressable market for our products may prove to be incorrect. The projected demand for our products could materially differ from actual demand. Such risks and uncertainties also include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its smart products and technologies, including commencement of presales, the Company’s efforts and ability to drive the adoption of SKYX’s Smart Platforms into homes, buildings, cruise ships and communities and adoption by hotels, builders and architects, ability to capture market share, ability to execute on any sales and licensing opportunities, ability to achieve code mandatory status for the SkyPlug, risks arising from mergers and acquisitions, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. Readers are cautioned not to put undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Investor Relations Contact:

Lucas A. Zimmerman

MZ North America

(949) 259-4987

SKYX@mzgroup.us